Exhibit 10.1
SOLECTRON CORPORATION
2002 STOCK PLAN
AMENDMENT TO RESTRICTED STOCK AGREEMENT
     This Amendment to Restricted Stock Agreement (“Amendment”) is entered into as of October 11, 2006 by and between Solectron Corporation (the “Company”) and Michael Cannon (the “Purchaser”).
     WHEREAS, the Purchaser had previously executed a Restricted Stock Agreement dated as of November 22, 2005 (the “RSA”) to purchase 750,000 shares of the Company’s Common Stock (the “Restricted Stock”) pursuant to a Notice of Grant of Stock Option and subject to the terms and conditions of the Plan; and
     WHEREAS, the Board of Directors of the Company has approved an amendment to the vesting provisions for the Restricted Stock.
     NOW THEREFORE, the parties agree as follows:
     1. The second, third and fourth sentences of Exhibit A-4 to the RSA are hereby deleted in their entirety and the following sentence shall replace the second sentence:
“Notwithstanding the foregoing, the Restricted Stock shall fully vest and the Reacquisition Right with respect to all Unreleased Shares will lapse on November 22, 2008.”
     2. Except as set forth above, all other terms, provisions and conditions of the RSA shall remain unchanged and in full force and effect.
     3. Capitalized terms used and not defined herein shall have the meaning set forth in the RSA.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and date first set forth above.

PURCHASER:	SOLECTRON CORPORATION

Signature	By

Print Name	Title

Date: , 2006	Date: , 2006